Verisign Reports Second Quarter 2016 Results

RESTON, VA - July 28, 2016 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and internet security, today reported financial results for the second quarter of 2016.

Second Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $286 million for the second quarter of 2016, up 9.1 percent from the same quarter in 2015. Verisign reported net income of $113 million and diluted earnings per share (diluted “EPS”) of $0.87 for the second quarter of 2016, compared to net income of $93 million and diluted EPS of $0.70 for the same quarter in 2015. The operating margin was 61.5 percent for the second quarter of 2016 compared to 56.7 percent for the same quarter in 2015.

Second Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $119 million and diluted EPS of $0.91 for the second quarter of 2016, compared to net income of $99 million and diluted EPS of $0.74 for the same quarter in 2015. The non-GAAP operating margin was 65.4 percent for the second quarter of 2016 compared to 61.3 percent for the same quarter in 2015. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“I’m pleased with the focus and discipline of our teams in delivering another quarter of solid financial performance,” commented Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended the second quarter with cash, cash equivalents and marketable securities of $1.9 billion, a decrease of $8 million from year-end 2015.

•	Cash flow from operations was $161 million for the second quarter of 2016, compared with $175 million for the same quarter in 2015.

•	Deferred revenues on June 30, 2016, totaled $988 million, an increase of $26 million from year-end 2015.

•
During the second quarter, Verisign repurchased 1.7 million shares of its common stock for $150 million. At June 30, 2016, $766 million remained available and authorized under the current share repurchase program which has no expiration.

•
For purposes of calculating diluted EPS, the second quarter diluted share count included 21.9 million shares related to subordinated convertible debentures, compared with 17.0 million shares for the same quarter in 2015. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 0.78 million net new names during the second quarter, ending with 143.2 million .com and .net domain names in the domain name base, which represents a 7.3 percent increase over the base at the end of the second quarter in 2015.

•	In the second quarter, Verisign processed 8.6 million new domain name registrations for .com and .net, as compared to 8.7 million for the same quarter in 2015.

•
The final .com and .net renewal rate for the first quarter of 2016 was 74.4 percent compared with 73.4 percent for the same quarter in 2015. Renewal rates are not fully measurable until 45 days after the end of the quarter.

•
Verisign announces an increase in the annual fee for a .net domain name registration from $7.46 to $8.20, effective Feb. 1, 2017, per its agreement with the Internet Corporation for Assigned Names and Numbers (ICANN).

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent which differs from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s 4.625% senior notes due 2023 and 5.25% senior notes due 2025. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on the contingent interest derivative on the subordinated convertible debentures and unrealized (gain) loss on hedging agreements.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2016 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1444 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and internet security, enables internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key internet infrastructure and services, including the .com and .net domains and two of the internet’s root servers, as well as performs the root zone maintainer function for the core of the internet’s Domain Name System (DNS). Verisign’s Security Services include intelligence-driven Distributed Denial of Service Protection, iDefense Security Intelligence and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions; security breaches; attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of the U.S. government’s transition of oversight of key internet domain name functions (the Internet Assigned Numbers Authority (“IANA”) function) and the related root zone maintainer function; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our target markets; the operational and other risks from the introduction of new gTLDs by ICANN and our provision of back-end registry services; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; challenging global economic conditions; economic and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; the impact of unfavorable tax rules and regulations; and our ability to continue to reinvest offshore our foreign earnings. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2016 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$170,966	$228,659
Marketable securities	1,736,030	1,686,771
Accounts receivable, net	15,086	12,638
Other current assets	22,573	39,856
Total current assets	1,944,655	1,967,924
Property and equipment, net	277,942	295,570
Goodwill	52,527	52,527
Deferred tax assets	13,205	17,361
Other long-term assets	25,844	24,355
Total long-term assets	369,518	389,813
Total assets	$2,314,173	$2,357,737
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$144,361	$188,171
Deferred revenues	699,456	680,483
Subordinated convertible debentures, including contingent interest derivative	632,308	634,326
Total current liabilities	1,476,125	1,502,980
Long-term deferred revenues	288,232	280,859
Senior notes	1,236,272	1,235,354
Deferred tax liabilities	326,112	294,194
Other long-term tax liabilities	114,762	114,797
Total long-term liabilities	1,965,378	1,925,204
Total liabilities	3,441,503	3,428,184
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares:323,941 at June 30, 2016 and 322,990 at December 31, 2015; Outstanding shares:107,180 at June 30, 2016 and 110,072 at December 31, 2015	324	323
Additional paid-in capital	17,279,468	17,558,822
Accumulated deficit	(18,404,933)	(18,625,599)
Accumulated other comprehensive loss	(2,189)	(3,993)
Total stockholders’ deficit	(1,127,330)	(1,070,447)
Total liabilities and stockholders’ deficit	$2,314,173	$2,357,737

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$286,466	$262,539	$568,342	$520,961
Costs and expenses:
Cost of revenues	48,753	48,221	99,335	96,574
Sales and marketing	19,757	24,329	39,784	46,711
Research and development	14,288	16,347	31,031	33,499
General and administrative	27,401	24,677	55,158	50,975
Total costs and expenses	110,199	113,574	225,308	227,759
Operating income	176,267	148,965	343,034	293,202
Interest expense	(28,859)	(28,503)	(57,663)	(50,520)
Non-operating income (loss), net	1,709	3,201	4,830	(2,354)
Income before income taxes	149,117	123,663	290,201	240,328
Income tax expense	(35,907)	(30,652)	(69,535)	(59,079)
Net income	113,210	93,011	220,666	181,249
Realized foreign currency translation adjustments, included in net income	85	(291)	85	(291)
Unrealized gain on investments	851	147	1,786	234
Realized gain on investments, included in net income	(1)	(69)	(67)	(73)
Other comprehensive income (loss)	935	(213)	1,804	(130)
Comprehensive income	$114,145	$92,798	$222,470	$181,119

Earnings per share:
Basic	$1.05	$0.80	$2.03	$1.56
Diluted	$0.87	$0.70	$1.68	$1.36
Shares used to compute earnings per share
Basic	108,067	115,656	108,829	116,394
Diluted	130,588	133,251	131,084	133,546

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$220,666	$181,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	29,417	31,620
Stock-based compensation	22,891	22,129
Excess tax benefit associated with stock-based compensation	(12,708)	(11,366)
Unrealized (gain) loss on contingent interest derivative on Subordinated Convertible Debentures	(971)	4,311
Payment of contingent interest	(6,544)	(5,225)
Amortization of debt discount and issuance costs	6,590	5,941
Other, net	(1,414)	(1,099)
Changes in operating assets and liabilities
Accounts receivable	(2,798)	(1,018)
Prepaid expenses and other assets	15,430	7,369
Accounts payable and accrued liabilities	(28,653)	(4,778)
Deferred revenues	26,346	41,247
Net deferred income taxes and other long-term tax liabilities	36,039	37,245
Net cash provided by operating activities	304,291	307,625
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	2,056,607	1,283,367
Purchases of marketable securities	(2,101,863)	(1,747,025)
Purchases of property and equipment	(13,458)	(21,891)
Other investing activities	206	(3,736)
Net cash used in investing activities	(58,508)	(489,285)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	8,084	9,014
Repurchases of common stock	(324,235)	(335,885)
Proceeds from borrowings, net of issuance costs	—	492,237
Excess tax benefit associated with stock-based compensation	12,708	11,366
Net cash (used in) provided by financing activities	(303,443)	176,732
Effect of exchange rate changes on cash and cash equivalents	(33)	606
Net decrease in cash and cash equivalents	(57,693)	(4,322)
Cash and cash equivalents at beginning of period	228,659	191,608
Cash and cash equivalents at end of period	$170,966	$187,286
Supplemental cash flow disclosures:
Cash paid for interest	$57,636	$42,839
Cash paid for income taxes, net of refunds received	$13,994	$14,342

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2016		2015
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$176,267	$113,210	148,965	$93,011
Adjustments:
Stock-based compensation	11,132	11,132	12,001	12,001
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures		94		(2,708)
Non-cash interest expense		3,323		2,956
Contingent interest payable on subordinated convertible debentures		(3,421)		(2,767)
Tax adjustment		(5,758)		(3,965)
Non-GAAP	$187,399	$118,580	$160,966	$98,528

Revenues	$286,466		$262,539
Non-GAAP operating margin	65.4%		61.3%
Diluted shares		130,588		133,251
Diluted EPS, non-GAAP		$0.91		$0.74

	Six Months Ended June 30,
	2016		2015
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$343,034	$220,666	293,202	$181,249
Adjustments:
Stock-based compensation	22,891	22,891	22,129	22,129
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures		(971)		4,311
Non-cash interest expense		6,590		5,662
Contingent interest payable on subordinated convertible debentures		(6,767)		(5,457)
Tax adjustment		(11,571)		(10,334)
Non-GAAP	$365,925	$230,838	$315,331	$197,560

Revenues	$568,342		$520,961
Non-GAAP operating margin	64.4%		60.5%
Diluted shares		131,084		133,546
Diluted EPS, non-GAAP		$1.76		$1.48

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended June 30,
	2016	2015
Net Income	$113,210	$93,011
Interest expense	28,859	28,503
Income tax expense	35,907	30,652
Depreciation and amortization	14,550	15,873
Stock-based compensation	11,132	12,001
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures	94	(2,708)
Unrealized (gain) loss on hedging agreements	(994)	944
Non-GAAP Adjusted EBITDA	$202,758	$178,276

Four Quarters Ended June 30, 2016
Net income	414,653
Interest expense	114,774
Income tax expense	122,870
Depreciation and amortization	59,288
Stock-based compensation	46,837
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	8,848
Unrealized gain on hedging agreements	(825)
Non-GAAP Adjusted EBITDA	$766,445

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenues	$1,747	$1,741	$3,588	$3,480
Sales and marketing	1,457	1,818	3,090	3,117
Research and development	1,587	1,691	3,290	3,412
General and administrative	6,341	6,751	12,923	12,120
Total stock-based compensation expense	$11,132	$12,001	$22,891	$22,129